EXHIBIT 23.06


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM



Spectrum Organic Products, Inc.
Petaluma, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (as filed with the Securities and Exchange Commission on August 30, 2000 and October 1, 2003) of Spectrum Organic Products, Inc. of our report dated February 21, 2003, relating to the 2002 financial statements, which appears in this Annual Report on Form 10-K.


/s/  BDO Seidman, LLP
-----------------------------
     BDO Seidman, LLP


San Francisco, California
March 24, 2005